EXHIBIT 3.2

EAGLE MATERIALS INC.

AMENDMENT TO

SECOND AMENDED AND RESTATED BYLAWS

This Amendment to the Second Amended and Restated Bylaws of Eagle Materials Inc. (“Bylaws”) hereby amends the Bylaws, effective as of the time immediately after the effectiveness of the Certificate of Amendment of Restated Certificate of Incorporation dated July 30, 2026, as follows:

1. The Bylaws are hereby amended by changing Section 2.3 so that, as amended, said provision shall be and read as follows:

SECTION 2.3 Special Meeting.

(a) Unless otherwise prescribed by law or by the Certificate of Incorporation, a special meeting of the stockholders, for any purpose or purposes, may be called only by (i) the Chairman of the Board or in his or her absence by the President, (ii) the Board of Directors or (iii) the Secretary, upon receipt of one or more written requests for a special meeting (each, a “Special Meeting Request”), delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation, by registered mail or a nationally recognized private overnight courier service, that are signed and dated by one or more Eligible Stockholders (the “Requesting Stockholders”) who own shares of capital stock representing not less than 25% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote on each of the matters specified in the Special Meeting Request, as determined based upon the number of outstanding shares disclosed by the Corporation in the most recent annual or a quarterly report filed with the SEC prior to the date of the delivery of such request (the “Requisite Percentage”). An Authorized Meeting Notice (as defined in Section 2.11) stating the place, date and hour of the meeting and the purpose or purposes for which the special meeting is called shall be given by or at the direction of the Board of Directors not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. Such notice of a special meeting shall be provided to the stockholders entitled to vote at such meeting (and shall be deemed given to such stockholders) in accordance with the notice procedures set forth in Section 2.2. Any special meeting of the stockholders may be postponed or cancelled and rescheduled by resolution of the Board of Directors upon Public Disclosure given prior to the date previously scheduled for such special meeting of the stockholders.

(b) To be in proper form, a Special Meeting Request (i) must meet the requirements set forth in Section 2.3(a); (ii) must provide a statement of the specific purpose or purposes of the special meeting and the matter or matters proposed to be acted on at the special meeting; (iii) must contain the Required Stockholder Information and comply with all other requirements applicable to a stockholder proposing business to be brought before a special meeting of the stockholders pursuant to Section 2.11 or intending to nominate a person for election as a director at a special meeting of the stockholders pursuant to Section 2.12, as the case may be; and (iv) must contain (A) an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of any sale or other disposition after the date of the Special Meeting Request and prior to the date of the special meeting of shares of capital stock of the Corporation owned of record or beneficially by the Requesting Stockholders and (B) an acknowledgement that any sale or other disposition of shares prior to the record date of the special meeting shall be deemed to be a revocation of such Special Meeting Request with respect to the shares sold or otherwise disposed of and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied. If, following any such sale or disposition, the shares owned of record or beneficially by the Requesting Stockholders represent in the aggregate less than the Requisite Percentage, the Board of Directors may in its discretion elect to cancel the special meeting.

In determining whether a Special Meeting Request is in proper form and complies with the requirements of this Section 2.3, multiple Special Meeting Requests delivered to the Secretary of the Corporation will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes and substantially the same matter or matters proposed to be acted on at such meeting, in each case as determined by the Board of Directors, and (ii) such Special Meeting Requests have been delivered to, and received by, the Secretary of the Corporation no later than the close of business on the tenth day following the earliest dated Special Meeting Request. Any Requesting Stockholder may revoke its Special Meeting Request at any time prior to the date of the special meeting by delivering a written revocation to the Secretary of the Corporation at the principal executive offices of the Corporation. If, following any such revocation, the remaining unrevoked requests from Requesting Stockholders represent in the aggregate less than the Requisite Percentage, the Board of Directors may in its discretion elect to cancel the special meeting.

(c) Notwithstanding the foregoing provisions of this Section 2.3, the Secretary of the Corporation shall not be required to call a special meeting pursuant to clause (iii) of Section 2.3(a) if the Board of Directors determines that (i) the Special Meeting Request does not comply with the applicable provisions of these Bylaws (including this Section 2.3 and, to the extent applicable, Section 2.11 or Section 2.12); (ii) the matter or matters proposed to be considered at the special meeting as set forth in the Special Meeting Request relate to any item of business that is not a proper subject for stockholder action under applicable law; (iii) the Special Meeting Request is received by the Secretary of the Corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending at the close of business on the earlier of (x) the date of the next annual meeting of stockholders and (y) 30 days after the first anniversary of the date of the preceding annual meeting of stockholders; (iv) a substantially similar item of business, as determined by the Board of Directors (a “Similar Item”), other than the election of directors, was presented at a meeting of stockholders held not more than 12 months before the Special Meeting Request is received by the Secretary of the Corporation; or (v) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of the stockholders that has been called but not yet held.

(d) A special meeting called pursuant to clause (iii) of Section 2.3(a) shall be held at such date, time and place, if any, as may be fixed by the Board of Directors; provided, however, that the special meeting shall not be held more than 120 days after receipt by the Corporation of a valid Special Meeting Request. Each Requesting Stockholder is required to (i) update and supplement the Special Meeting Request delivered pursuant to Section 2.3(a) (including as to all the Required Stockholder Information), if necessary, so that it is true and correct as of the record date for the special meeting, which update and supplement shall be provided not later than (x) five days after the record date for the special meeting so as to ensure that such information and representations are true and correct as of the record date and (y) eight days prior to the date for the meeting or any adjournment or postponement thereof so as to ensure that such information and representations are true and correct as of the date that is ten days prior to the meeting or any adjournment or postponement thereof and (ii) promptly provide any other information reasonably requested by the Corporation in connection with the Special Meeting Request or the special meeting. For the avoidance of doubt, the obligation to update and supplement as set forth in Section 2.3(d) shall not limit the Corporation’s rights with respect to any deficiencies in any request provided by a stockholder, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a stockholder who has previously submitted a Special Meeting Request to amend any proposal or to submit any new proposal, including by changing or adding matters to be brought before the special meeting.

(e) To be properly brought before a special meeting of the stockholders, business must be specified in the Authorized Meeting Notice. Business transacted at any special meeting as a result of a valid Special Meeting Request shall be limited to (x) the specific purpose or purposes of the special meeting and the matter or matters proposed to be acted on at the special meeting stated in the Special Meeting Requests received from the Requesting Stockholders and (y) any additional matters the Board of Directors determines to include in the Authorized Meeting Notice. Except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, the chairman of the special meeting shall have the power and authority to determine whether any business proposed to be brought before a special meeting was proposed in accordance with the foregoing procedures. No business shall be conducted at a special meeting of the stockholders except in accordance with this Section 2.3 or as required by the DGCL. If none of the Requesting Stockholders who submitted a Special Meeting Request appears or sends a duly authorized representative to present the business proposed to be conducted at the special meeting, the chairman of the special meeting may elect in his or her discretion not to present such business for a vote at such special meeting.

2. The Bylaws are hereby further amended by changing the title and the first three paragraphs of Section 2.11 so that, as amended, such title and paragraphs shall be and read as follows:

SECTION 2.11 Stockholder Proposals to Transact Business at Annual or Special Meetings.

At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.

In order to be properly brought before an annual meeting of the stockholders, business must be (a) specified in the Authorized Meeting Notice (as defined in this Section 2.11), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) properly brought before the meeting by an Eligible Stockholder (as defined in this Section 2.11) in accordance with the procedures set forth in this Section 2.11, which shall be the exclusive means for a stockholder to submit business to be considered or acted upon at an annual meeting of stockholders (other than stockholder proposals properly submitted in accordance with and complying with Rule 14a-8 under the Exchange Act that are included in the Authorized Meeting Notice).

To be properly brought before a special meeting of the stockholders, business must be specified in the Authorized Meeting Notice, and except as expressly permitted pursuant to Section 2.3 with respect to a special meeting called at the request of Requesting Stockholders, stockholders shall not be entitled to submit business to be considered or acted upon at any special meeting. Notwithstanding the foregoing, the provisions of this Section 2.11 shall not be construed to prohibit the nomination by stockholders of persons for election as directors at an annual or special meeting of the stockholders in accordance with the provisions of Section 2.12.

3. The Bylaws are hereby further amended by changing the lead-in to the sixth paragraph of Section 2.11 so that, as amended, such lead-in shall be and read as follows:

To be in proper written form, a stockholder’s notice to the Secretary shall set forth, as to each matter the stockholder proposes to bring before the annual or special meeting, the text of the proposal or business to be presented (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the Bylaws or any other document or instrument, the text of the proposed amendment) and a brief description of the reasons for conducting such business at the meeting. In addition, to be in proper written form, a stockholder’s notice shall set forth, as to the stockholder giving the notice, the following (the “Required Stockholder Information”):

4. The Bylaws are hereby further amended by changing the definition of “Eligible Stockholder” in Section 2.11 so that, as amended, such definition shall be and read as follows:

“Eligible Stockholder” means a stockholder of the Corporation (i) who is a stockholder of record of shares of capital stock of the Corporation or a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of shares of capital stock of the Corporation who can demonstrate to the Corporation its ownership and entitlement to direct the vote of such shares of capital stock, in each case on the date of the giving of the notice by such stockholder provided for in Section 2.3(a), this Section 2.11 or Section 2.12 (as the case may be) and on the record date for the determination of stockholders entitled to vote at the applicable annual or special meeting of the stockholders, (ii) who is entitled to vote on the business proposed in such notice to be conducted at an annual or special meeting of the stockholders or for the election of directors to be elected at an annual or special meeting of the stockholders (as the case may be) and (iii) who complies with the applicable procedures set forth in Section 2.3(a), this Section 2.11 or Section 2.12 (as the case may be).

5. The Bylaws are hereby further amended by changing the third paragraph of Section 2.12 so that, as amended, such paragraph shall be and read as follows:

In order for a stockholder nomination to be timely made in connection with an annual or special meeting by a stockholder in accordance with this Section 2.12, a stockholder’s notice shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation, by registered mail or a nationally recognized private overnight courier service, (i) in the case of an annual meeting, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, to be timely, such notice must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the 90th day prior to the date of such annual meeting or, if notice of the meeting or Public Disclosure of the date of such annual meeting is given or made less than 100 days prior to the date of such annual meeting, not later than the tenth day following the date on which such notice was mailed or Public Disclosure of the date of such meeting is first made by the Corporation, or (ii) in the case of a special meeting (other than a special meeting called by the Secretary pursuant to clause (iii) of Section 2.3(a)) for the purpose of electing one or more directors to the Board of Directors, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to such special meeting; provided, however, if notice of the special meeting or Public Disclosure of the date of such special meeting is given or made less than 100 days prior to the date of such special meeting, such notice must be delivered, or mailed and received, not later than the close of business on the tenth day following the date on which notice of the meeting was mailed or Public Disclosure of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual or special meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The foregoing requirements as to the timely delivery of a stockholder nomination shall not apply to a nomination made by one or more Requesting Stockholders for the election of directors at a special meeting of the stockholders called by the Secretary pursuant to clause (iii) of Section 2.3(a), it being understood that a Special Meeting Request for such a meeting may be delivered by Requesting Stockholders at any time permitted under the terms of Section 2.3(a) (and must contain all information and comply with all requirements applicable to such request that are set forth therein).

As amended by the foregoing, the Bylaws shall remain in full force and effect.